UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2015

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2015, the Company entered into Retention Agreements (the “Retention Agreements”) with each of Mr. Stewart Skelly, Vice President and CFO, Mr. Jeffrey Keeler, Vice President of Corporate Development, and Ms. Saema Somalya, Senior Vice President, General Counsel and Corporate Secretary, who collectively comprise the named executive officers located in the Company’s New York City office (the “Retained NYC Officers”). The Company entered into these Retention Agreements in order to retain and incentivize these officers to continue providing services to the Company through the transitional period between relocation of the corporate headquarters from New York City to Denver and closure of the New York office, which is anticipated to occur on or about March 31, 2016.

The Retention Agreements provide for payment of certain benefits in the event that the relevant officer remains employed with the Company through a specified retention date. In the cases of Mr. Skelly and Ms. Somalya, the specified retention date is March 31, 2016 and, in the case of Mr. Keeler, the specified retention date is December 31, 2015.

In the cases of Mr. Skelly and Ms. Somalya, the retention benefits will include 18 months’ worth of their respective base salaries paid in a lump sum plus an entitlement to have up to 9 months of COBRA premiums covered by the Company upon termination of employment. In the case of Mr. Keeler, the benefit will include 15 months’ worth of base salary paid in a lump sum plus the same 9 month COBRA entitlement.

The Retention Agreements also confirm that the closure of the New York City office entitles the Retained NYC Officers to payment of 12 months’ salary plus the same 9 month COBRA entitlement as severance if he or she elects to terminate his or her employment with the Company prior to the relevant retention date as a result of reassignment of the headquarters to Denver. These severance benefits would be in lieu of, and not in addition to, the retention benefits outlined in the preceding paragraph.

The retention benefits will be payable only if (1) the relevant Retained NYC Officer remains employed in good standing as of his or her specific retention date, is terminated without cause, or resigns for good reason prior to his or her retention date, and (2) the relevant Retained NYC Officer delivers a valid and irrevocable release and waiver in form acceptable to the Company.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Retention Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

10.1	Retention Agreement with Stewart Skelly dated October 15, 2015
10.2	Retention Agreement with Saema Somalya dated October 15, 2015
10.3	Retention Agreement with Jeffrey Keeler dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description

10.1	Retention Agreement with Stewart Skelly dated October 15, 2015
10.2	Retention Agreement with Saema Somalya dated October 15, 2015
10.3	Retention Agreement with Jeffrey Keeler dated October 15, 2015